Exhibit 99.1

NEWS RELEASE for January 10, 2005, 7:35 am EST
Contact:	Allen & Caron Inc
	Joe Allen (investors)	Brian Kennedy (media)
	212-691-8087	212-691-8087
	joe@allencaron.com	brian@allencaron.com

DIGITAL ANGEL CORPORATION ANNOUNCES CONFERENCE CALL AND PROVIDES 2005 REVENUE GUIDANCE OF $55 - $60 MILLION

Company’s Balance Sheet and Cash Position Improve. Cash Now In Excess of $17 Million

SO. ST. PAUL, MN (January 10, 2005) … Digital Angel Corporation (Amex:DOC), an advanced technology company in the field of rapid and accurate identification, location tracking, and condition monitoring of high-value assets,  provided preliminary guidance today for the fiscal year ending December 31, 2005.  The Company anticipates that sales will rise to a range between $55 million and $60 million, with increases coming from all the Company’s operations, including a significant expected uptick in sales of livestock-tagging products.

Commenting on the revenue growth guidance, President & CEO Kevin McGrath noted that the Company anticipates being profitable for 2005, and the Company believes that overall gross profit margins will be in the range of 45 percent to 48 percent.  The Company expects to generate cash from operations during 2005 as well.

The Company’s balance sheet has improved following the complete conversion of its convertible debt facility to common stock. The Company has $2.4 million in debt, mostly consisting of a $2.3 million mortgage on its facility in So. St. Paul.  Digital Angel reported the following:

•                                  Cash on hand as of January 7, 2005:  $17.1 million.

•                                  Total shares outstanding (including recent warrant/option exercises, preferred shareholder conversions and full and final conversion of its convertible debt):  43.4 million

•                                  Options and warrants outstanding:  7.2 million

•                                  Shares owned by majority shareholder, Applied Digital, as of January 7, 2005:  23.6 million.

•                                  Debt as of January 7, 2005:  $0.1 million, excluding the $2.3 million facility mortgage.

MORE – MORE – MORE

McGrath stated, “2004 yielded many opportunities for us. Starting with the National Identification Program initiatives for livestock, our products and services are well-positioned for short- and long-term growth. Our companion pet business has launched its new bio-thermo (temperature-sensing) chip products in the United Kingdom and expects to launch in the United States during the first half of 2005. We have signed a new long-term distribution agreement with Schering Plough that guarantees increased volume and margins. Our new SARBE G2R is a world leader in military rescue beacon technology; and, with the recent FDA clearance, VeriChip™ has expanded its life-saving potential to the healthcare community in the United States.”

“Most important, our balance sheet continues to improve. We now have cash on hand in excess of $17 million and minimal debt. Last year, at this time, it was the opposite—we had minimal cash and $8.7 million in debt. Recently, our senior creditor fully converted its position to common equity and that debt relationship is therefore terminated. The majority of our preferred shareholders have converted and many option/warrant holders have exercised. This, in part, has increased our cash position and improved our capital structure. As evidenced by its exercise of its one million share warrant, our majority shareholder, Applied Digital, continues to increase the number of shares it owns and has not sold any of its position. The same holds true for me, for our Chairman and for the Board of Directors.”

Guidance Conference Call

Digital Angel will conduct a conference call and live webcast today, January 10, 2005, at 11:00 a.m. EST to discuss the Company’s expectations for fiscal year 2005.  To access the live webcast go to Precision IR’s website at http://www.vcall.com or go to the Company’s website, www.digitalangelcorp.com. Web participants are encouraged to go to the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The webcast replay is available until: 04/11/2005.

About Applied Digital

Applied Digital develops innovative security products for consumer, commercial, and government sectors worldwide. The Company’s unique and often proprietary products provide security for people, animals, the food supply, government/military arena, and commercial assets. Included in this diversified product line are RFID applications, end-to-end food safety systems, GPS/Satellite communications, and telecomm and security infrastructure, positioning Applied Digital as the leader of Security Through Innovation. Applied Digital is the owner of a majority position in Digital Angel Corporation For more information; visit the company’s website at http://www.adsx.com.

About Digital Angel Corporation

Digital Angel Corporation develops and deploys sensor and communications technologies that enable rapid and accurate identification, location tracking, and condition monitoring of high-value assets. Applications for the Company’s products include identification and monitoring of pets, fish, livestock, and humans through its patented implantable microchips; location tracking and message monitoring of vehicles and aircraft in remote locations through systems that integrate GPS and geosynchronous satellite communications; and monitoring of asset conditions such as temperature and movement, through advanced miniature sensors.

For more information about Digital Angel, visit the company’s website at www.DigitalAngelCorp.com.

The statements in this press release that are not strictly historical, are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbors created by these sections.  The forward-looking statements are subject to risks and uncertainties and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to, that recent changes in the Company’s senior management could have an adverse effect on the Company’s financial results that the Company’s stockholders will experience dilution if certain debt owned by the Company is converted into common stock; the risk of foreclosure on substantially all of the Company’s assets; that the Company’s majority stockholder, Applied Digital Inc. is able to completely control the board of directors and may support actions that conflict with the interests of other stockholders; that the Company’s earnings will decline if it writes off additional goodwill and other intangible assets; that exercises of the Company’s options and warrants outstanding and available for issuance may adversely affect the market price of the Company’s common stock, the Company’s inability to generate income, the Company’s ability to maintain patent and trade secret protection, domestic and foreign government regulation, the Company’s sales to government contractors of animal identification products, dependence on a single production arrangement for its patented syringe-injectable microchips, dependence on principal customers, competition in the visual and electronic identification markets, foreign currency rate fluctuation, dependence on a small team of senior management and the Company’s ability to develop, integrate, miniaturize and market the Digital Angel TM technology.  A detailed statement of risks and uncertainties is contained in the Company’s reports to the Securities and Exchange Commission, including in particular the Company’s Form 10-K for the fiscal year ended December 31, 2003.  Investors and stockholders are urged to read this document carefully.  The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this release will be met, and investors should understand the risks of investing solely due to such projections.  The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

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